UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2005

TRICO MARINE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-28316 (Commission File Number)	72-1252405 (IRS Employer Identification No.)

2401 Fountainview, Suite 920, Houston, Texas (Address of principal executive offices)	77057 (Zip Code)

(713) 780-9926
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 2.02    Results of Operations and Financial Condition.

On March 15, 2005, Trico Marine Services, Inc. (the “Company”) elected to change its method of accounting for marine inspection costs from the “defer and amortize” method to the “expense as incurred” method. A pro-forma analysis of the affects of this change in accounting method as if it were applicable for the quarters ended March 31, 2004, June 30, 2004, September 30, 2004 and December 31, 2004 and for the years ended December 31, 2002, 2003 and 2004 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

A pro-forma analysis of the affects of our financial reorganization, completed on March 15, 2005 (the “Exit Date”) and the related accounting changes which occurred on the Exit Date for the year ended December 31, 2004 is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(c)	Exhibits.

4.1	Specimen Common Stock Certificate(1)

99.1	Pro-forma effect of changes in accounting methods for marine inspection costs.

99.2	Pro-forma effect of reorganization accounting adjustments on the Statement of Operations for the year ended December 31, 2004.

(1) This exhibit was previously filed as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2004.  We are including this Specimen Common Stock Certificate as an exhibit to this Form 8-K to include the reverse side of the certificate, which was previously omitted due to a clerical error.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRICO MARINE SERVICES, INC.
By: /s/ Trevor Turbidy
Trevor Turbidy Vice President and Chief Financial Officer

Dated: May 13, 2005